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THISTLE GROUP HOLDINGS, CO.
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(Name of Registrant as Specified In Its Charter)

Jewelcor Management, Inc.
100 N. Wilkes-Barre Blvd., 4th Floor
Wilkes-Barre, PA 18702

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE
For Information Contact:	Jeffrey Unger (561) 672-4713

Thistle Group Holdings, Co. Has Been Enjoined From Holding Its Annual Meeting of Stockholders Scheduled On April 3, 2002

WILKES-BARRE, PA - - March 26, 2002 - - Jewelcor Management, Inc. ("Jewelcor") announced today that it was successful in obtaining an injunction in the Court of Common Pleas of Philadelphia County, Pennsylvania, enjoining Thistle Group Holdings, Co. ("Thistle"), from holding its Annual Meeting of Stockholders on April 3, 2002.

Jewelcor sought the injunction after the Board of Directors of Thistle moved the Annual Meeting date forward by two weeks when they learned that Jewelcor nominated a slate of directors for election at the Annual Meeting in opposition to the directors nominated by the Board of Thistle. Thistle, who acts as the holding company for Roxborough Manayunk Bank, originally scheduled the meeting to be held on April 17, 2002.

Seymour Holtzman, President of Jewelcor, said, "We are delighted with the Court's decision. The management of Thistle must understand that they work for the shareholders, and that the shareholders have every right to be annoyed by the Company's performance and the price of its stock."

"It is unfortunate that the Board of Directors of Thistle has spent a substantial amount of money with no apparent purpose other than perpetuating their entrenchment. The shareholders of Thistle have a right to elect the directors of their choice. I hope that the management and the Board of Directors of Thistle stop wasting the Company's money and act in the best interests of the shareholders."

Jewelcor formed the Committee to Maximize Shareholder Value to solicit votes from shareholders of Thistle in connection with the election of directors at the Annual Meeting. In the Committee's opinion, the changing of the date from April 17, 2002 to April 3, 2002 severely impaired the Committee's ability to solicit the votes of the shareholders and the shareholders' right to vote.

The Court, in granting the injunction stated that, "the Board's attempt To move the Meeting date is a blatant attempt to manipulate the upcoming Board election and to interfere with JMI's (Jewelcor) right to contest the election of Thistle's directors."

The Committee has been unsuccessful in its efforts to speak with John F. McGill, Chairman and Chief Executive Officer of Thistle, to try to work out a resolution that would be in the best interest of all shareholders.

"The Committee is more than willing to attempt to work out an arrangement that will be fair for all shareholders. I sincerely hope that we can get together with the management of Thistle now, before the Company wastes a lot more money unnecessarily."